EXHIBIT 21.1

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SUBSIDIARIES OF REGISTRANT                                    STATE/COUNTRY OF INCORPORATION
AICC Consultores, S.A.                                        Chile
Computer & Communications Information                         New Jersey
  Group, Inc. (dba Datapro Information
  Services and Northern Business Information)
Dataquest Australia Pty. Ltd.                                 Australia
Dataquest, Incorporated                                       California
Decision Drivers, Inc.                                        Delaware
G.G. Canada Co.                                               Nova Scotia
G.G. Canada, Inc.                                             Delaware
G.G. Credit, Inc.                                             Delaware
G.G. Global Holdings, Inc.                                    Delaware
G.G. Investment Management, Inc.                              Delaware
G.G. Properties, Ltd.                                         Bermuda
G.G. West Corporation                                         Delaware
Gartner Credit Corporation                                    Delaware
Gartner Enterprises, Ltd.                                     Delaware
Gartner Group Advisory (Singapore)                            Singapore
  PTE Ltd.
Gartner Group Argentina                                       Argentina
Gartner Group DO Brasil, S/C Ltda.                            Brazil
Gartner Group Europe Holdings, B.V.                           The Netherlands
Gartner Group Europe, Inc.                                    Delaware
Gartner Group Financial Services Company                      Ireland
Gartner Group France S.A.R.L.                                 France
Gartner Group FSC, Inc.                                       Barbados
Gartner Group, GmbH                                           Germany
Gartner Group Hong Kong, Ltd.                                 Hong Kong
Gartner Group Ireland Holdings                                Ireland
Gartner Group Ireland, Ltd.                                   Ireland
Gartner Group Italia, S.r.L.                                  Italy
Gartner Group Japan K.K.                                      Japan
Gartner Group Learning, Inc.                                  Minnesota
Gartner Group Nederland B.V.                                  The Netherlands
Gartner Group Norge A/S                                       Norway
Gartner Group Pacific Pty Limited                             Australia
Gartner Group Research (Thailand) Ltd.                        Thailand
Gartner Group Scandinavia A/S                                 Denmark
Gartner Group Sverige AB                                      Sweden
Gartner Group Switzerland AG                                  Switzerland
Gartner Group Taiwan Ltd.                                     Taiwan
Gartner Group UK Ltd.                                         United Kingdom
Griggs-Anderson, Inc.                                         Delaware
Inteco Corporation                                            Texas
IT Management Programme Ltd.                                  United Kingdom
SI Venture Associates, L.L.C.                                 Delaware
The Research Board                                            Delaware
The Warner Group                                              California
Vision Events International, Inc.                             Delaware
Vue Acquisition Company                                       Delaware
Wentworth Research Ltd.                                       United Kingdom
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